Exhibit 99.1

FOR IMMEDIATE RELEASE:

DrugMax Welcomes James A. Bologa as Chief Financial Officer and James E. Searson as Chief Operating Officer

Jim Bologa to Join DrugMax as New CFO; Current CFO Jim Searson Appointed to COO

Farmington, CT, March 31, 2006 - DrugMax, Inc. (Nasdaq: DMAX) today announced the addition of Jim Bologa to the Company as Chief Financial Officer effective April 13, 2006 while Jim Searson will move from the Chief Financial Officer position to become the Company’s Chief Operating Officer.

“We are delighted to announce this newest addition to our management team and would like to extend our warmest welcome to Mr. Bologa. His extensive background in financial operations and accounting systems will help in providing immediate leadership to our financial team. He will be a dedicated resource on managing our working capital, implementation of enhanced processes and procedures around our growth initiatives and ensure the accurate and timely reporting of operating results and metrics. Mr. Bologa also comes with in-depth experience in mergers and acquisitions which will be critical in helping us manage the acquisition and financing processes. I am confident Mr. Bologa will be instrumental in helping me execute on our financial goals as we strive towards reaching profitability,” said Ed Mercadante, Chairman and CEO of DrugMax.

“I believe DrugMax has successfully completed several key initiatives in 2005 and is now well-positioned to focus on the execution of its future growth plans, and I am excited about the opportunity to be part of it," said Mr. Bologa.

Prior to joining DrugMax, Mr. Bologa held the position of Executive Vice President and CFO at Daticon, Inc. His responsibilities included human resources, legal and procurement functions and finance and accounting including financial reporting, treasury, control systems, performance measurement, strategic and financial planning. Prior to that, he served as Vice President and Controller at TranSwitch Corporation, a Nasdaq listed company. He has also held CFO positions at Katerra Corporation, Iroquois Technologies, and Perfecto Holding Corp. Mr. Bologa began his career at PricewaterhouseCoopers LLP in 1986 where he ended a ten year run as Senior Manager in the Mergers and Acquisition group. Mr. Bologa completed his B.S. in Accounting at Elmira College and is a certified public accountant.

“As we move to a new stage of growth for DrugMax, Jim Searson will assume the important role of COO and focus his efforts on maintaining the highest standards of operational and supply chain management in order to improve our overall gross margin and bottom line. He will manage our day to day operations by maintaining a constant flow of communication across our regional managers, streamline the integration of past and future acquisitions, manage our sales and marketing efforts and ensure that our business operations are on track to meet our operating goals. Jim has been with the Company from the beginning as a board member before becoming CFO and I view his move to the COO position as a natural progression which will allow him to leverage his thorough understanding of our business operations to successfully execute on our strategy. We also have a detailed plan in place to ensure a seamless transition to these roles so we can quickly and fully integrate Jim Bologa into the management team and allow Jim Searson to focus on his COO responsibilities. With these changes, our management team is now focused on implementing our growth strategy to deliver long term shareholder value,” Chairman and CEO Ed Mercadante continued.

DrugMax announced financial results for fiscal 2005 on March 30, 2006 and also provided a brief outlook for the year. For 2006, DrugMax will continue to focus on what the Company has identified to be the higher margin and higher growth business lines which include initiatives for specialty pharmaceuticals, institutional pharmaceutical sales, and physician pharmaceutical distribution in pursuit of building an integrated specialty drug pharmacy platform with multiple sales channels. In January, the Company completed the acquisition of Central Florida Pharmacy, one of the leading oncology pharmacies in Florida. In addition, DrugMax’s kiosk rollout during the first quarter remains on track and will further drive organic growth throughout the year. With a strong management team now in place to focus on our strategic initiatives, DrugMax expects to see healthy revenue growth combined with improving results from operations for 2006.

About DrugMax, Inc.

DrugMax, Inc. is a specialty pharmacy and medical specialty product provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. DrugMax works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug platform through its pharmacy and specialty pharmaceutical operations. DrugMax operates 85 locations, including 7 franchised locations, in 14 states under the Arrow Pharmacy & Nutrition Center and Familymeds Pharmacy brand names. The Company also operates Worksite PharmacySM, which provides solutions for major employer groups, as well as specialty pharmaceutical distribution directly to physicians and other healthcare providers. The DrugMax platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. DrugMax offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, physicians, clinics, long- term care and assisted living centers. More information about DrugMax can be found at http://www.drugmax.com. The Company's online product offering can be found at http://www.familymeds.com.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by DrugMax, Inc., including those contained herein, that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of DrugMax, its directors or its officers about DrugMax and the industry in which it operates, and include among other items, statements regarding its business and growth strategies and its future profitability. Although DrugMax believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, management's ability to successfully implement its business and growth strategies, including its ability to acquire other businesses, open new Worksite locations, and improve sales and profitability. DrugMax disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Cindy Berenson
DrugMax, Inc.
860.676.1222 x138
berenson@familymeds.com

Or

Brandi Piacente
The Piacente Group
212-481-2050
brandi@thepiacentegroup.com